UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2023

Khosla Ventures Acquisition Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40131	86-1488707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2128 Sand Hill Road Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 376-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KVSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment No. 1 to the Investment Management Trust Agreement

As approved by its stockholders at the special meeting of stockholders held on June 6, 2023 (the “Special Meeting”), Khosla Ventures Acquisition Co., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company entered into Amendment No. 1 (the “IMTA Amendment”) to the Investment Management Trust Agreement, dated as of March 8, 2021 (the “IMTA”). The IMTA Amendment amends the IMTA allowing the Company to extend the period of time the Company must consummate a Business Combination (as defined in the IMTA) pursuant to the IMTA from June 8, 2023 to December 8, 2023.

The foregoing description of the IMTA Amendment is qualified in its entirety by reference to the IMTA Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

As approved by its stockholders at the Special Meeting, the Company filed an amendment (the “Extension Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “A&R Charter”) with the Secretary of State of the State of Delaware. The Extension Amendment extends the date by which the Company must consummate its initial business combination from June 8, 2023 to December 8, 2023.

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 6, 2023, the Company convened the Special Meeting. As of the close of business on May 10, 2023, the record date for the Special Meeting, there were 35,490,000 outstanding shares of Class A common stock (“Class A common stock”), each of which entitles its holder to cast one vote per share with respect to the Extension Amendment Proposal and the Trust Amendment Proposal (each as defined below). There were also 5,000,000 outstanding shares of Class B common stock (“Class B common stock” and, together with the Class A common stock, the “Common Stock”), each of which entitles its holder to cast 1.217647 vote per share on an as converted basis with respect to the Extension Amendment Proposal and the Trust Amendment Proposal. A total of 30,086,860 shares of Common Stock, representing approximately 72.36% of the outstanding shares of Common Stock, on an as converted basis, entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. Additionally, a total of 6,039,529 shares of Class B common stock, representing approximately 99.2% of the outstanding shares of Class B common stock, on an as converted basis, entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum solely with respect to the Extension Amendment Proposal. The proposals listed below are described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on May 19, 2023. The stockholders of the Company voted on proposals to amend the A&R Charter to extend the date by which the Company must consummate a business combination (the “Extension Amendment Proposal”) and to amend the IMTA to extend the date by which the Company must consummate a business combination (the “Trust Amendment Proposal”). A summary of the voting results at the Special Meeting is set forth below:

The Extension Amendment Proposal – To approve and amend the A&R Charter to extend the date by which the Company must consummate a business combination from June 8, 2023 to December 8, 2023.

For	Against	Abstain
29,580,291	473,695	32,874

The Trust Amendment Proposal – To approve and amend the IMTA allowing the Company to extend the period of time required to consummate a business combination from June 8, 2023 to December 8, 2023.

For	Against	Abstain
29,580,291	473,695	32,874

Stockholders holding 33,570,544 shares of Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $343,677,676 (approximately $10.237 per share) will be withdrawn from the Trust Account to pay such redeeming holders.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amendment to the Second Amended and Restated Certificate of Incorporation of the Company.

10.1	Amendment No. 1 to the Investment Management Trust Agreement, dated June 6, 2023, entered into between the Company and Continental Stock Transfer & Trust Company.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Khosla Ventures Acquisition Co.

Date: June 12, 2023	By:	/s/ Peter Buckland
	Name:	Peter Buckland
	Title:	Chief Financial Officer

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